SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)    November 13, 2003

M&I Dealer Auto Finance, LLC

(re: M&I Auto Loan Trust 2003-1)

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-107220-01	36-204850
(Commission File Number)	(Registrant’s I.R.S. Employer Identification No.)

770 N. Water Street, Milwaukee, Wisconsin 53202

(Address of Principal Executive Offices)              (Zip Code)

(414) 765-7801

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

The Registrant is filing the exhibit listed in Item 7(c) below in connection with the issuance of Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes and Class B Asset Backed Notes by M&I Auto Loan Trust 2003-1 described in the Final Prospectus Supplement dated November 5, 2003.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Document Description

8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2003

M&I DEALER AUTO SECURITIZATION, LLC

By:	/S/ DONALD H. WILSON

Name: Donald H. Wilson Title: President